SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING:  1/31/2007
FILE NUMBER:  811-5686
SERIES NO:  4

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                      $ 7,953
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                      $ 3,532
         Class C                                                        $ 848
         Class R                                                        $ 134
         Investor Class                                               $ 1,139
         Institutional Class                                            $ 185

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                                     000.2185
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                     000.1872
         Class C                                                     000.1867
         Class R                                                     000.2080
         Investor Class                                              000.2208
         Institutional Class                                         000.2408

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                       36,478
       2 Number of shares outstanding of a second class of open-end company shares
         (000's Omitted)
         Class B                                                       16,998
         Class C                                                        4,250
         Class R                                                          581
         Investor Class                                                 5,038
         Institutional Class                                              939

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                       $ 8.51
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                                       $ 8.54
         Class C                                                       $ 8.50
         Class R                                                       $ 8.52
         Investor Class                                                $ 8.52
         Institutional Class                                           $ 8.52